FOR IMMEDIATE RELEASE

New York REIT, Inc. Updates the Expected Timing for its Annual Report Filing

NEW YORK, NEW YORK, April 30, 2015 - New York REIT, Inc. (“NYRT”) (NYSE: NYRT), a publicly traded Real Estate Investment Trust (“REIT”) focused on acquiring income-producing commercial real estate in New York City, announced today that, due to the previously disclosed change in auditors, it expects to file its Form 10-K with an audit report from its new independent registered public accounting firm, KPMG LLP, in the first two weeks of May 2015.

About NYRT

NYRT is a publicly traded Maryland corporation listed on the NYSE and is a New York City focused Real Estate Investment Trust (REIT) that acquires income-producing commercial real estate, including office and retail properties, in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of NYRT's Annual Report on Form 10-K filed on February 28, 2014. Further, forward-looking statements speak only as of the date they are made, and NYRT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts
Anthony J. DeFazio	Andrew G. Backman, Managing Director	Gregory W. Sullivan, CFO and COO
DDCworks	Investor Relations / Public Relations	New York REIT, Inc.
tdefazio@ddcworks.com (484) 342-3600	abackman@rcscapital.com (917) 475-2135	gsullivan@nyrt.com (212) 415-6500